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                                                                     Exhibit 5.3


UBS AG
Bahnhofstrasse 45
CH-8098 Zurich
Switzerland







London, 19 December 2002
33795/157/grs/x16435091





Dear Sirs,

We have acted as Swiss counsel to UBS AG, a corporation organized under the laws of Switzerland (the "Company") in connection with the registration under the Securities Act of 1933 (the "Act") of up to $4,624,850,000 aggregate principal amount of debt securities, warrants and trust preferred securities (collectively with the subordinated guarantees referred to below, the "Securities") on Form
F-3 (the "Registration Statement") (which Registration Statement also constitutes pre-effective amendment No. 2 to Registration Statement No.
333-64844 and post-effective amendment No.4 (as amended) to Registration Statement No. 333-46930). In connection with the registration of the trust preferred securities the Company has also registered subordinated guarantees of the Company with respect to the corresponding company preferred securities to be issued by UBS Preferred Funding Company IV and UBS Preferred Funding V, the
terms of which are established by the UBS AG Subordinated Guarantee Agreements (the "Subordinated Guarantee Agreements").
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BAR & KARRER                                                               - 2 -
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In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such corporate records and other documents, and such certificates or comparable documents of public officials or officials and representatives of the Company, as we have considered relevant and necessary as a basis for the opinion hereinafter set forth.

Upon the basis of such examination, we advise you that, in our opinion, all corporate action by the Company related to the Securities, including the authorization of the issuance of the Securities and of the execution of any documents in connection therewith, was duly authorized under the Company's Articles of Association and by-laws as a matter of Swiss law. We further advise you that, in our opinion:

1. When the Registration Statement relating to the Securities (the "Registration Statement") has become effective under the Act, the terms of the debt securities and of their issuance and sale have been duly established in conformity with the indenture relating to the debt securities so as not to violate Swiss law, and the debt securities have been duly executed and authenticated in accordance with such indenture and issued and sold as contemplated in the Registration Statement, the debt securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity under Swiss law.

2. With respect to the warrants to be issued under the warrant indenture referred to in the prospectus forming a part of the Registration
      Statement, when the Registration Statement has become effective under the Act, such indenture, substantially in the form filed as an exhibit to the Registration Statement, has been duly authorized, executed and delivered, the terms of such warrants and of their issuance and sale have been duly established in conformity with such indenture so as not to violate Swiss law, and such warrants have been duly executed and authenticated in accordance with such indenture and issued and sold as contemplated in the Registration Statement, such warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity under Swiss law.
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BAR & KARRER                                                               - 3 -
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3.    With respect to the warrants to be issued under a warrant agreement as described in the prospectus forming a part of the Registration Statement, when the Registration Statement has become effective under the Act, the warrant agreement under which such warrants are to be issued has been duly authorized, executed and delivered in such form as will not violate Swiss law, the terms of such warrants and of their issuance and sale have been duly established in conformity with such warrant agreement so as not to violate Swiss law, and such warrants have been duly executed and authenticated in accordance with such warrant agreement and issued and sold as contemplated in the Registration Statement, such warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganisation, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity under Swiss law.

4. The Subordinated Guarantee Agreements have been duly authorized and will have been authorized and will have been duly executed and delivered by the Company when signed and delivered by appropriate authorized officers of the Company.

We are members of the Swiss bar and the opinions expressed herein are limited to the laws of Switzerland. We are expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of United States and New York law, we have relied upon the opinion, dated December 19, 2002 of Sullivan & Cromwell, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Sullivan & Cromwell.

The opinion is governed by the laws of Switzerland. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Validity of the Securities" in each Prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

This opinion is furnished by us, as counsel to the Company, in connection with the filing of the registration of the Securities, and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any
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BAR & KARRER                                                               - 4 -
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other purpose without our express written permission, or relied upon by any other person.

Very truly yours,

/s/ Bar & Karrer